[GRAPHIC OMITTED]
                              Nobility Homes, Inc.
              ---------------------------------------------------
              Controlling Our Future Through Vertical Integration


                    NOBILITY HOMES ANNOUNCES INCREASED SALES
                     AND EARNINGS FOR ITS THIRD QUARTER 2004

         Ocala, FL...September 9, 2004-- Today Nobility Homes, Inc. (NASDAQ:
NOBH) announced sales and earnings results for its third quarter ended July 31, 2004. Sales for the third quarter were up 30% to $12,310,878 as compared to $9,465,179 recorded in third quarter of 2003. Income from operations increased 107% to $1,670,160 versus $808,164 in the same period a year ago. Net income after taxes was up 93% to $1,220,138 as compared to $633,730 for the same period last year. Diluted earnings per share for the third quarter improved 88% to $0.30 per share compared to $0.16 per share last year.
         For the first nine months of fiscal 2004, sales increased 35% to $35,621,719 as compared to sales of $26,302,356 in the first nine months of last fiscal year. Income from operations for the first nine months improved 68% to $4,276,005 versus $2,542,522 in the same period last year. Net income increased 52% to $3,157,376 versus last year's results of $2,079,092. Diluted earnings per share were up 48% to $0.77 per share versus last year's nine months results of $0.52 per share.
         Nobility's financial position continued to improve during the third quarter of 2004 and remains very strong with cash and cash equivalents, short and long-term investments of $17,358,976 and no outstanding debt. Working capital is $14,567,824 and our ratio of current assets to current liabilities is 3.8:1. Stockholders' equity increased to $29,716,464 and the book value per share of common stock increased to $7.40. The Company did not purchase any shares of its common stock during the third quarter of 2004 but is authorized by the Company's Board of Directors to purchase up to 100,000 additional shares of the Company's stock in the open market.
         "Third quarter sales of fiscal 2004 were strong even with tight retail credit standards still evident; improving, but high unemployment; and uncertain economic conditions present in our country. Latest three-month manufactured housing industry shipments nationwide, declined an estimated 6%, and industry shipments in Florida, our primary market, were up an estimated 16%", President Terry Trexler said.
         Trexler continued, "Although Nobility continues to out-perform the industry, in the near term we anticipate continued pressure on both sales and earnings resulting from these factors, plus continuous price increases in lumber, OSB, sheetrock, steel and oil related products and services. Management is optimistic for the remainder of fiscal 2004, convinced that our specific geographic market is one of the best long-term growth areas in the country and because of the strong operating leverage inherent in the Company. With an improving economy, better consumer confidence, declining unemployment claims, and increasing but still low interest rates in 2004, management expects the demand for our homes to improve. Increase demand also could result from building replacement homes due to the recent hurricanes in Florida. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing, and insuring of our homes and by being financially sound to take advantage of opportunities as they develop."
         Nobility Homes, Inc. has specialized for the past 37 years in the design and production of quality, affordable manufactured homes at its two plants located in central Florida. With 17 Company owned retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.

         MANAGEMENT WILL HOLD A CONFERENCE CALL ON THURSDAY, SEPTEMBER 9, 2004, AT 4:30 PM EASTERN TIME. TO PARTICIPATE, PLEASE DIAL 800-967-7188. THE CONFIRMATION CODE FOR THE CALL IS 854714 YOU MAY ALSO ACCESS THE CALL AT www.nobilityhomes.com OR http://phx.corporate-ir.net/playerlink.zhtml?c=60939&s=wm&e=940307

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws, including our statement that working capital requirements will be met with internal sources. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchases, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

                              NOBILITY HOMES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                        July 31,           November 1,
                                                                                          2004                2003
                                                                                    ----------------    ----------------
                                                                                      (Unaudited)
Assets
Current assets:
      Cash and cash equivalents                                                       $   8,111,110        $ 10,641,748
      Short-term investments                                                                886,225             342,550
      Accounts receivable - trade                                                         1,992,511           2,096,128
      Inventories                                                                         7,854,469           6,557,659
      Deferred income taxes                                                                 472,394             485,716
      Prepaid expenses and other current assets                                             478,080             501,014
                                                                                       ------------         -----------

           Total current assets                                                          19,794,789          20,624,815

Property, plant and equipment, net                                                        3,339,858           3,136,506
Long-term investments                                                                     8,361,641           5,249,825
Investment in joint venture - Majestic 21                                                 1,465,709           1,203,804
Deferred income taxes - noncurrent                                                           15,050              15,050
Other assets                                                                              1,966,382           2,474,905
                                                                                       ------------          ---------

           Total assets                                                               $  34,943,429        $ 32,704,905
                                                                                       ============         ===========

Liabilities and Stockholders' Equity
Current liabilities:
      Accounts payable                                                                $     919,425        $  1,484,997
      Accrued expenses and other current liabilities                                        342,082             757,498
      Accrued compensation                                                                  643,540             524,784
      Income taxes payable                                                                  343,675             890,675
      Customer deposits                                                                   2,978,243           2,230,633
                                                                                       ------------         -----------


           Total current liabilities                                                      5,226,965           5,888,587
                                                                                       ------------         -----------

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000
         shares authorized, none issued                                                           -                   -
     Common stock, $.10 par value, 10,000,000
         shares authorized;  5,364,907 shares issued                                        536,491             536,491
     Additional paid in capital                                                           8,654,385           8,613,640
     Retained earnings                                                                   28,256,638          25,500,362
     Accumulated other comprehensive income                                                  66,602              35,516
     Less treasury stock at cost, 1,346,096 and
          1,354,663 shares, respectively, in 2004 and 2003                               (7,794,652)         (7,869,691)
                                                                                       ------------         -----------

           Total stockholders' equity                                                    29,719,464          26,816,318
                                                                                       ------------         -----------

           Total liabilities and stockholders' equity                                 $  34,946,429        $ 32,704,905
                                                                                       ============         ===========

                              NOBILITY HOMES, INC.
           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)


                                                                   Three Months Ended                      Nine Months Ended
                                                                   ------------------                      -----------------
                                                                July 31,           August 2,           July 31,           August 2,
                                                                  2004                2003               2004               2003
                                                               -------------   -----------------   ----------------    -------------

Net sales                                                     $ 12,280,293        $  9,441,504      $  35,538,767      $ 26,278,681
Net sales - related parties                                         30,585              23,675             82,952             23,675
                                                               -----------         -----------       ------------       -----------

      Total net sales                                           12,310,878           9,465,179         35,621,719        26,302,356

Cost of goods sold                                              (9,070,731)         (7,167,499)       (26,461,090)      (19,553,721)
                                                                -----------        -----------       ------------       -----------

      Gross profit                                               3,240,147           2,297,680          9,160,629         6,748,635

Selling, general and administrative expenses                    (1,569,987)         (1,489,516)        (4,884,624)       (4,206,113)
                                                                -----------        -----------       ------------       -----------

      Operating income                                           1,670,160             808,164          4,276,005         2,542,522
                                                               -----------         -----------       ------------       -----------

Other income:
    Interest income                                                 83,491              49,276            249,922           132,811
    Undistributed earnings in joint venture -  Majestic 21          90,640              48,160            261,705           158,723
    Receipt of stock in connection with demutualization
      of insurance company                                               -                   -                  -           167,551
    Miscellaneous income                                            39,847              52,130             72,744            69,485
                                                               -----------         -----------       ------------       -----------
                                                                   213,978             149,566            584,371           528,570
                                                               -----------         -----------       ------------       -----------

Income before provision for income taxes                         1,884,138             957,730          4,860,376         3,071,092

Provision for income taxes                                        (664,000)           (324,000)        (1,703,000)         (992,000)
                                                               -----------         -----------       ------------       -----------

      Net income                                                 1,220,138             633,730          3,157,376         2,079,092

Other comprehensive income, net of tax
    Unrealized investment gain                                      10,283              11,461             31,086            23,941
                                                               -----------         -----------       ------------       -----------

    Comprehensive income                                      $  1,230,421        $    645,191      $   3,188,462      $  2,103,033
                                                               ===========         ===========       ============       ===========

Average shares outstanding
    Basic                                                        4,018,646           3,987,513          4,014,423         3,999,311
    Diluted                                                      4,137,460           4,015,417          4,108,026         4,020,333

Earnings per share
    Basic                                                     $       0.30        $       0.16      $        0.79      $       0.52
    Diluted                                                   $       0.30        $       0.16      $        0.77      $       0.52

Divdends per commom share                                     $          -        $          -      $        0.10      $          -